Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122167) of our report dated July 19, 2004 relating to the balance sheet as of December 31, 2003 and the related statements of operations, of stockholders equity and of cash flows for the year ended December 31, 2003 (not presented separately in this Annual Report on Form 10-K) of Litrex Corporation.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
March 30, 2005